Exhibit 4.468

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 184573 dated February 14, 2021

For Rendering

Telecommunication services for Cable Broadcasting

This License is granted to

Limited liability Company

Communication systems (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1026801161639

Tax Identification Number (TIN)

6831017477

Location address (place of residence):

211 off., 16, Internacionalnaya str., Tambov, Tambov region, 392000

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until February 14, 2026.

This License is granted by decision of the licensing body - Order dated September 24, 2020 No. 415-pчc

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Terlyakov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 121612